UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

Willis Lease Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15369	68-0070656
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	WLFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

Convertible Notes

Underwriting Agreement

On May 13, 2026, Willis Lease Finance Corporation (the “Company”) entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc. and Deutsche Bank Securities Inc., in connection with the issuance and sale of $200,000,000 aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2031 (the “Notes” and the issuance and sale of the Notes, the “Notes Offering”). Pursuant to the Convertible Notes Underwriting Agreement, the Company granted the underwriters an option to purchase up to an additional $30,000,000 aggregate principal amount of Notes, solely to cover over-allotments, exercisable within 30 days from, and including, the date of the Convertible Notes Underwriting Agreement.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-286998), as supplemented by a preliminary prospectus supplement dated May 13, 2026, the pricing term sheet dated May 13, 2026, and a final prospectus supplement dated May 13, 2026.

The Convertible Notes Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Convertible Notes Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The above description of the Convertible Notes Underwriting Agreement is a summary and is not complete. A copy of the Convertible Notes Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Convertible Notes Underwriting Agreement set forth in such exhibit.

Indenture and Notes

On May 18, 2026, the Company issued $200,000,000 aggregate principal amount of its 2.50% Convertible Senior Notes due 2031. The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of May 18, 2026 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), dated as of May 18, 2026, between the Company and the Trustee. The Notes will be the Company’s senior, unsecured obligations.

The Notes will accrue interest at a rate of 2.50% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The Notes will mature on May 15, 2031, unless earlier repurchased, redeemed or converted. Before February 15, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events and during specified periods. From and after February 15, 2031, noteholders may convert their Notes at any time at their election until the close of business on the business day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of its common stock, par value $0.01 per share (the “Common Stock”), at the Company’s election. The initial conversion rate is 3.7202 shares of the Common Stock per $1,000 principal amount of Notes, which equates to an initial conversion price of approximately $268.80 per share of

Common Stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations), at the Company’s option at any time, and from time to time, on or after May 21, 2029 and on or before the 41st scheduled trading day immediately before the maturity date but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such redemption notice. The Company may not call less than all of the outstanding Notes for redemption unless the excess of the principal amount of Notes outstanding as of the time it sends the related redemption notice over the aggregate principal amount of Notes set forth in such redemption notice as being subject to redemption is at least $75.0 million. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note (or any other Note deemed called for redemption in accordance with the Indenture), in which case the conversion rate applicable to the conversion of such Note(s) will be increased in certain circumstances if they are converted with a conversion date on or after the date the Company sends the related redemption notice to, and including, the business day immediately before the related redemption date.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception, noteholders may require the Company to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five business days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $75,000,000 in the aggregate; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then all amounts due under the Notes will immediately become due and payable. If any other Event of Default occurs and is continuing, the Trustee or noteholders of at least 25% of the aggregate principal amount of Notes may declare all amounts due under the Notes due and payable. In respect of certain failures by the Company to comply with certain reporting covenants in the Indenture, the Company may elect that the sole remedy for up to 365 days following such Event of Default be the payment of special interest in an amount not exceeding 0.50% per annum on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. Copies of the Base Indenture, the Supplemental Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Concurrent Delta Placement Underwriting Agreement

On May 13, 2026, the Company, in connection with the Notes Offering, entered into an underwriting agreement (the “Delta Underwriting Agreement”) with Morgan Stanley & Co. LLC, as underwriter (the “Delta Underwriter”), relating to the offer by the Delta Underwriter of 281,250 shares of the Company’s Common Stock, borrowed from non-affiliate third parties to facilitate hedging transactions by certain investors subscribing for the Notes (the “Concurrent Delta Offering”). The Concurrent Delta Offering was completed on May 18, 2026. The Company received no proceeds from sales by the Delta Underwriter in the Concurrent Delta Offering, and no new shares of Common Stock were issued for the Concurrent Delta Offering.

The shares of Common Stock were offered and sold in an offering registered under the Securities Act, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-286998), as supplemented by a preliminary prospectus supplement dated May 13, 2026, the pricing term sheet dated May 13, 2026 and a final prospectus supplement dated May 13, 2026.

The Delta Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Delta Underwriting Agreement, the Company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The above description of the Delta Underwriting Agreement is a summary and is not complete. A copy of the Delta Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Delta Underwriting Agreement set forth in such exhibit.

Amendment to Revolving Credit Facility

On May 13, 2026, the Company entered into an amendment (“Amendment No. 4”) to the Company’s existing Credit Agreement, dated as of October 31, 2024 (as amended, the “Revolving Credit Facility”), by and among the Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., in its capacity as administrative agent. Amendment No. 4 amends the Revolving Credit Facility to permit the Company to issue the Notes.

The above description of Amendment No. 4 is a summary and is not complete. A copy of Amendment No. 4 is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Revolving Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above under the caption “Convertible Notes-Indenture and Notes” is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 13, 2026, by and among Willis Lease Finance Corporation and Morgan Stanley & Co. LLC, BofA Securities, Inc. and Deutsche Bank Securities Inc. (Notes Offering).

1.2	Underwriting Agreement, dated as of May 13, 2026, by and between Willis Lease Finance Corporation and Morgan Stanley & Co. LLC. (Concurrent Delta Offering).

4.1	Base Indenture, dated May 18, 2026, by and between Willis Lease Finance Corporation and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Supplemental Indenture, dated May 18, 2026, by and between Willis Lease Finance Corporation and U.S. Bank Trust Company, National Association, as Trustee.

4.3	Form of 2.50% Convertible Senior Note due 2031 (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Milbank LLP (Notes Offering).

5.2	Opinion of Milbank LLP (Concurrent Delta Offering).

23.1	Consent of Milbank LLP (Included in Exhibit 5.1).

23.2	Consent of Milbank LLP (Included in Exhibit 5.2).

10.1	Amendment No. 4 to Revolving Credit Facility, by and among the Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., in its capacity as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by its undersigned duly authorized officer.

WILLIS LEASE FINANCE CORPORATION

Date: May 18, 2026	By:	/s/ Scott B. Flaherty
	Name:	Scott B. Flaherty
	Title:	Executive Vice President and Chief Financial Officer